Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Completes Acquisition of Cord Blood Registry

•                  Expands company’s growing maternal health business

•                  Transaction expected to be immediately accretive

•                  Company anticipates seamless integration and is well positioned for future acquisitions

WALTHAM, Mass., August 17, 2015 — AMAG Pharmaceuticals, Inc. (AMAG) (Nasdaq: AMAG) announced today that it has completed the acquisition of Cord Blood Registry®(CBR®), the world’s largest umbilical cord blood stem cell collection and storage company serving pregnant women and their families, for $700 million in cash (subject to certain adjustments). The transaction was announced on June 29, 2015, and is expected to be immediately accretive to AMAG’s adjusted EBITDA and earnings.

CBR’s state-of-the-art storage facility currently houses more than 600,000 preserved umbilical cord blood and tissue stem cell units, which CBR believes represents more than half of all privately stored cord units in the United States. To date, CBR has released more stem cell units to families for established and investigational treatment than any other cord blood company worldwide.(1)

In 2014, CBR generated non-GAAP revenue of $126 million and adjusted EBITDA of $45 million.(2) AMAG expects approximately $15 million in annual expense synergies associated with the CBR transaction.

“The completion of AMAG’s acquisition of CBR marks another step forward in our strategy to expand and diversify our business through the acquisition of products and companies that leverage our therapeutic expertise and core competencies,” said William Heiden, chief executive officer of AMAG. “CBR is a strong strategic fit for AMAG’s growing maternal health business and offers a unique opportunity to reach a broader population of expectant mothers who may benefit from our product offerings in the maternal health space, including Makena.”

Mr. Heiden continued, “Increasingly, regenerative medicine research is focused on harnessing the potential of umbilical cord blood stem cells for possible use in treating diseases and conditions that have no known cure today. I am committed to continuing CBR’s important efforts to collaborate with academic researchers to help expand the potential uses of newborn stem cell therapies that may be available to patients and their families.”

CBR executive Geoffrey Crouse will serve as president of CBR and executive vice president at AMAG, reporting directly to Mr. Heiden. Several members of the CBR senior leadership team will also remain with the organization. In addition, an expanded and integrated maternal health field effort will enable

(1)  CBR estimates.

(2)  See reconciliation tables later in this press release.

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more than 100 sales representatives to promote Makena and CBR to obstetricians throughout the country.

“We are proud that CBR is the top choice for families who choose to store umbilical cord blood and is the most recognized newborn stem cell banking brand with customers,” said Mr. Crouse. “Joining with AMAG is an important step as we expand the reach of CBR’s services to families, invest in the science to drive new applications and deepen our relationships with the maternal and child health community.”

Transaction Financing

In connection with the completion of this transaction, AMAG has closed on its offering of $500 million aggregate principal amount of senior notes due 2023. The notes, which are senior unsecured obligations of the Company, will mature on September 1, 2023 and will bear interest at the rate of 7.875% per year, with interest payable semi-annually beginning on March 1, 2016.

Additionally, AMAG entered into a credit agreement with Jefferies Finance LLC and other lenders pursuant to which such lenders provided AMAG with a term loan in the aggregate principal amount of $350 million.  Jefferies is acting as administrative agent and collateral agent for the lenders party to the credit agreement.  The new term loan allows for the incurrence of incremental loans in an amount up to $225 million, plus additional amounts subject to a debt incurrence test, in each case subject to certain conditions. The term loan bears interest, at AMAG’s option, at either the Eurodollar rate plus a margin of 3.75% or the prime rate plus a margin of 2.75%. The Eurodollar rate is subject to a 1.00% floor and the prime rate is subject to a 2.00% floor. The term loan contains certain mandatory principal repayments on a quarterly basis, as well as an excess cash sweep that is measured annually.  The term loan matures on August 17, 2021.

“The acquisition of CBR and its sophisticated, consumer-driven marketing capabilities allows AMAG to strengthen our maternal health business platform and advance our diversification and growth strategy. Similar to the Lumara Health transaction, we anticipate a seamless post-closing integration of CBR into our business and are already working toward this goal,” said Frank Thomas, president and chief operating officer at AMAG.

In addition to the debt financings, through a public offering of common stock, the company also raised total gross proceeds of approximately $230.9 million, before deducting the underwriting discounts, commissions and estimated expenses. This transaction closed on August 5, 2015. The proceeds from the senior notes, the new term loan and the recent equity offering were used to fund the acquisition of CBR, refinance certain existing indebtedness, pay various fees and will be used for the further expansion and diversification of AMAG’s product portfolio and general corporate purposes.

“The recently completed debt and equity financing transactions, with total gross proceeds totaling over $1 billion, bolster AMAG’s balance sheet, giving us more than $400 million in cash and investments on hand following the completion of the CBR acquisition, positioning us well for the continued expansion and diversification of our product portfolio,” continued Mr. Thomas.

Advisors

Deutsche Bank Securities Inc. and Jefferies LLC served as financial advisors to AMAG on the transaction. AMAG’s legal advisor is Goodwin Procter LLP. CBR’s and GTCR’s legal advisor is Kirkland & Ellis LLP. Jones

1100 Winter Street, Waltham, MA  02451

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Day served as legal advisor to Jefferies Finance LLC and Barclays Bank PLC in their roles as initial lenders and lead arrangers for the term loans, and Jefferies LLC and Barclays Capital Inc. in their roles as initial purchasers of the notes.

Inducement Equity Awards

AMAG has authorized inducement equity awards to eight employees of CBR who are becoming employees of AMAG, including Mr. Crouse.  The inducement awards cover an aggregate of up to 144,250 shares of AMAG common stock in the form of options to purchase shares of AMAG common stock and/or restricted stock units (RSUs) and are being made as a material inducement to individuals entering into employment with AMAG in connection with the acquisition transaction (including 37,500 and 18,750 shares underlying options and RSUs, respectively, granted to Mr. Crouse). These awards are subject to each individual’s commencement of employment.

The exercise price of the options described above will be equal to the closing price of AMAG’s common stock on the grant date and will be exercisable in four equal annual installments beginning on the first anniversary of the grant date.  The options will have a ten-year term and will be subject to the terms and conditions of the stock option agreements pursuant to which the options will be granted. The RSUs described above will vest in three equal annual installments beginning on the first anniversary of the grant date and will be subject to the RSU agreements pursuant to which the RSUs will be granted. AMAG has issued these awards outside of its shareholder-approved equity plan in accordance with NASDAQ Listing Rule 5635(c)(4).

About AMAG

As a high-growth specialty pharmaceuticals company, AMAG Pharmaceuticals uses its business and clinical expertise to bring therapeutics to market that provide clear benefits and improve people’s lives. Based in Waltham, Mass., AMAG has a diverse portfolio of products in the areas of maternal health, anemia management and cancer supportive care. AMAG continues to work to expand the impact of these and future products for patients by delivering on its aggressive growth strategy, which includes organic growth, as well as the pursuit of products and companies that align with AMAG’s existing therapeutic areas or those that could benefit from its proven core competencies. For additional company information, please visit www.amagpharma.com.

About Cord Blood Registry

CBR is the world’s largest newborn stem cell company. Founded in 1992, CBR is entrusted by parents with storing more than 600,000 cord blood and cord tissue units. CBR is dedicated to advancing the clinical application of newborn stem cells by partnering with leading research institutions to establish FDA-regulated clinical trials for conditions that have no cure today. For more information, visit www.cordblood.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Any statements contained herein which do not describe historical facts, including, among others, statements regarding expectations that the acquisition will be immediately accretive to AMAG’s top and bottom lines, the state-of-the-art nature of CBR’s storage facility, expectations regarding projected financial information, AMAG’s strategy to expand and diversify its business through the acquisition of products and companies that leverage its

1100 Winter Street, Waltham, MA  02451

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therapeutic expertise and core competencies, the strategic fit of CBR into AMAG’s maternal health business and expectations about the patient opportunity, the future focus of regenerative medicine research, plans to continue CBR’s efforts to collaborate with academic researchers to help expand the potential scope of newborn stem cell therapies, expectations for the CBR management team post-closing, beliefs regarding CBR’s reputation and that it is the top choice and most recognized stem cell banking brand, beliefs about CBR’s marketing capabilities and the impact on AMAG’s ability to strengthen its maternal health business platform and advance diversification and growth strategies, expectations for integration efforts and positioning for future acquisitions, the impact of the completion of the financing transactions on AMAG’s plans to continue the expansion and diversification of its product portfolio and the anticipated use of proceeds from the financing transactions, and the characterization of AMAG as a high-growth company and AMAG’s plans to work to expand the impact of its current and future products for patients by delivering on its aggressive growth strategy are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Statements about AMAG’s or CBR’s past financial results do not, and are not meant to, predict future results. AMAG can provide no assurance that such results and performance will continue.  Such risks and uncertainties include, among others, those risks identified in AMAG’s Securities and Exchange Commission (SEC) filings, including AMAG’s Annual Report on Form 10-K for the year ended December 31, 2014, AMAG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and subsequent filings with the SEC.  AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc.  Cord Blood Registry® and CBR® are registered trademarks of CBR Systems, Inc. Makena® is a registered trademark of Lumara Health Inc.

1100 Winter Street, Waltham, MA  02451

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Cord Blood Registry

Reconciliation of 2014 Non-GAAP Revenue

(unaudited, amounts in thousands)

2014
GAAP net revenue	$121,790
2012 purchase accounting deferred revenue adjustment	4,386
Pro forma net revenue	$126,176

Cord Blood Registry

Reconciliation of 2014 Non-GAAP Adjusted EBITDA

(unaudited, amounts in thousands)

2014
GAAP net income (loss)	$(15,136)
Income tax benefit	(8,661)
Interest expense, net	22,411
Depreciation & amortization	25,582
EBITDA	$24,196
2012 purchase accounting deferred revenue adjustment	4,386
Increase in deferred revenue, net	9,637
Employee retention expense	2,552
Stock-based compensation, net	2,329
Other	2,275
Pro forma adjusted EBITDA (cash basis)	$45,375

AMAG Pharmaceuticals, Inc. Contact:

Linda Lennox

Vice President, Investor Relations & Corporate Communications

617-498-2846

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1100 Winter Street, Waltham, MA  02451

(617) 498-3300